GEMSTAR RESOURCES LTD.

                  Financial Statements
                  For the fiscal years ended January 31, 2003 and 2002 (Prepared in Canadian dollars)










                  INDEX

                                                                     Page
                                                                     ----




                  Auditors' Report                                      1

                  Financial Statements

                  Balance Sheet                                         2

                  Statement of Operations and Deficit                   3

                  Statement of Cash Flows                               4

                  Notes to Financial Statements                         5





-------------------------------------------------------------------------------
                                                                        1

AUDITORS' REPORT

To the Shareholders of
Gemstar Resources Ltd.


We have audited the balance sheets of Gemstar Resources Ltd. as of January 31, 2003 and 2002 and the statements of operations and deficit and statement of cash flows for each of the years in the three-year period ended January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2003 and 2002 and the results of its operations and cash flows for each of the years in the three-year period ended January 31, 2003 in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied, on a basis consistent with that of the preceding year.

Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations, loss per share and cash flows for the years ended January 31, 2003, 2002 and 2001 and total assets, share capital and deficit at January 31, 2003 and 2002, to the extent summarized in Note 9 to the financial statements.





/s/ S.G.and Associates

Chartered Accountants

Richmond, BC, Canada

May 10, 2003





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES



In the United States, reporting standards for auditors require the additions of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the shareholders dated May 10, 2003, is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditor's reports when these are adequately disclosed in the financial statements.








Chartered Accountants

Richmond, BC, Canada

September 26, 2003












--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Balance Sheet
January 31, 2003
(Prepared in Canadian dollars)

================================================================================================
                                                                             2003           2002
------------------------------------------------------------------------------------------------
Assets

Current assets
     Cash                                                             $     1,854    $       308
     Prepaid                                                              152,000        152,000
     GST receivable                                                         1,790          1,573
     -------------------------------------------------------------------------------------------

     Total current assets                                                 155,644        153,881

Interest in unproven mineral claims (Note 4)                                  ---        200,000

Deposits (Note 3)                                                           6,900          6,900

------------------------------------------------------------------------------------------------

Total assets                                                          $   162,544    $   360,781
================================================================================================

Liabilities and Shareholders' Deficit

Current liabilities
     Accounts payable and accrued liabilities                         $   100,883    $    90,240
     Accounts payable and accrued liabilities to related parties          105,000         60,500
     -------------------------------------------------------------------------------------------
                                                                          205,883        150,740


Loans Payable from related parties (Note 7)                               617,302        608,250
------------------------------------------------------------------------------------------------
                                                                          823,185        758,990

Shareholders' deficit
     Share Capital (Note 5)                                             1,119,846      1,119,846
     Deficit                                                           (1,780,487)    (1,518,055)
     -------------------------------------------------------------------------------------------

     Total shareholders' deficit                                         (660,641)     (398,209)

------------------------------------------------------------------------------------------------
Total liabilities and shareholders' deficit                           $   162,544    $   360,781
================================================================================================

See accompanying notes to financial statements.







--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Statement of Operations and Deficit
For the years ended January 31, 2003 and 2002
(Prepared in Canadian dollars)

===============================================================================================
                                                          2003            2002             2001
-----------------------------------------------------------------------------------------------

REVENUES                                         $         ---    $        ---    $         ---


EXPENSES

Bank charges and interest                        $         292    $      2,286    $      16,397
Advertising and promotion                                   24             725              ---
Consulting                                                 ---           4,684              ---
Listing and filing fees                                  2,050           5,970            5,063
Management fees                                         30,000          20,000           35,000
Office                                                  20,871          20,791            7,248
Professional fees                                        8,390          10,481            9,086
Transfer Agent                                             647           2,785            1,152
Travel                                                     158           1,436              ---
------------------------------------------------------------------------------------------------
                                                        62,432          69,158           73,946
------------------------------------------------------------------------------------------------

NET LOSS BEFORE THE FOLLOWING                          (62,432)        (69,158)         (73,946)
WRITE OFF  INTEREST IN UNPROVEN MINERAL CLAIMS        (200,000)            ---              ---
------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                                 (262,432)        (69,158)         (73,946)

DEFICIT, BEGINNING OF YEAR                          (1,518,055)     (1,448,897)      (1,374,951)
------------------------------------------------------------------------------------------------

DEFICIT, END OF YEAR                             $  (1,780,487)   $ (1,518,055)   $  (1,448,897)

================================================================================================


LOSS PER SHARE:

Basic and diluted                                     $  (0.05)       $  (0.01)        $  (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted                                    5,652,000       5,652,000        5,970,000



See accompanying notes to financial statements.







--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Statement of Cash Flows
(For the years ended January 31, 2003 and 2002
(Prepared in Canadian dollars)

===================================================================================================
                                                                2003           2002            2001
---------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES

Net loss for the year                                     $( 262,432)    $  (69,158)     $  (73,946)

Add items not affecting working capital
   Write off of                                              200,000            ---             ---
----------------------------------------------------------------------------------------------------
                                                             (62,432)       (69,158)        (73,946)

Net changes in non-cash working capital items:
   Prepaids                                                      ---       (152,000)            ---
   GST receivable                                               (217)        (1,009)          2,682
   Accounts payable and accrued liabilities                   55,143         48,147          42,177
---------------------------------------------------------------------------------------------------
Cash used in operating activities                             (7,506)      (174,020)        (29,087)
---------------------------------------------------------------------------------------------------


INVESTING ACTIVITIES

     Acquisition of interest in unproven  mineral claim          ---       (200,000)            ---
     Deposits                                                    ---            ---          (6,900)
---------------------------------------------------------------------------------------------------
Cash used in investing activities                                ---       (200,000)         (6,900)
---------------------------------------------------------------------------------------------------


FINANCING ACTIVITIES

     Loans payable from related parties, net                   9,052        368,256          42,074
---------------------------------------------------------------------------------------------------
     Cash provide by financing activities                      9,052        368,256          42,074
---------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH DURING THE YEAR                    1,546         (5,764)          6,087

CASH, BEGINNING OF THE YEAR                                      308          6,072             (15)
---------------------------------------------------------------------------------------------------

CASH, END OF THE YEAR                                     $    1,854     $      308      $    6,072
===================================================================================================



SUPPLEMENTARY CASH FLOW INFORMATION:

Cash paid during the year for:
   Interest expenses                                      $      140     $    1,821      $   15,894
   Income taxes                                           $      ---     $      ---      $      ---



See accompanying notes to financial statements.






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GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------

1.   Nature of operations and going concern

     The accompanying financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company's ability to continue as a going concern is dependent upon the ability of management to obtain sufficient financing. Management is actively seeking additional financing, and while they have been successful in the past, there is no assurance they will be able to do so in the future. These matters raise doubt about the company's ability to continue as a going concern. These financial statements do not include adjustments that would be necessary should the company be unable to continue as a going concern.

..

2.   Significant accounting policies

     These financial statements are expressed in Canadian dollars except where noted otherwise. These financial statements are prepared in accordance with accounting principles generally accepted in Canada which do not differ from those established in the United States, except as described in Note 9.

     (a) Use of estimates

         The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets, particularly the recoverability of accounts receivable, capital and intangible assets, and accrued liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from estimates.


     (b) Fair value of financial instruments

         The carrying value of certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, and accrued liabilities approximates fair value due to their short-term maturity. It is management's position that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.



      (c)Loss per share

         Loss per common share is calculated using the weighted average number of common shares issued and outstanding during each year.





--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


2.   Significant accounting policies


     (d) Interest in Unproven Mineral Claims


         The Company records its interest in unproven mineral claims at cost. Exploration and development expenditures relating to these interests are capitalized until the properties to which they related are placed into production, sold or allowed to lapse. These expenditures will be amortized over the estimated useful life of the property on the units of production method following commencement of production, written off if the interest in unproven mineral claims or projects are sold or allowed to lapse. General exploration expenditures are expensed as incurred. The Company is in the process of exploring and developing its properties and has not yet full determined the amount of resources and reserves available in its properties. Senior management reviews the carrying values of deferred interest in unproven mineral claims acquisition and exploration expenditures with a view to assessing whether there has been any impairment in value. There have been no events or changes in circumstances to indicate that the carrying values of the properties should be reassessed. In the event that reserves are determined to be insufficient to recover the carrying values of any property, the carrying value will be written down or written off, as appropriate.



     (e) Income taxes

         The Company follows the liability method of accounting for income taxes. Under this method, income liabilities and assets are recognized for the estimated tax consequences attributable to differences between the amounts reported in the financial statements and their respective tax bases, using enacted income tax rates. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. A valuation allowance has been provided , no previous benefit has been recognized in the financial statements.




3.    Deposits

      The deposits are subject to restrictions that prevent its use for current purposes.





--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------



4.   Interest in Unproven Mineral Claims

     ===========================================================================
                                                            2003         2002
     ---------------------------------------------------------------------------

     Acquisition Costs

     Dotted Lake Property, Ontario                    $  200,000   $  200,000

     Write off of Interest in unproven mineral claims   (200,000)         ---
     ---------------------------------------------------------------------------
                                                      $      ---   $  200,000
     ===========================================================================


     Dotted Lake Property, Ontario

     The Company acquired a 100% undivided interest in seventy six mineral claims located in the Black River Area, Thunder Bay Mining Division, Ontario in the amount of $ 200,000.

     During the year, the mineral claim lapsed and as a result the interest in unproven mineral claims was written off.See Note 9


5.   Share Capital

     (a) The authorized share capital of the Company consists of 100,000,000 common shares without par value.

     (b) The issued and outstanding common shares of the Company are as follows:

         =======================================================================
                                                    Number of
                                                       shares           Amount
         -----------------------------------------------------------------------

         Balance at January 31, 2000                6,289,214     $  1,119,846
         Cancellation of escrow shares               (637,500)             ---

         -----------------------------------------------------------------------
         Balance, January 31, 2002 and 2003         5,651,714     $  1,119,846
         =======================================================================






--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------




6.   Related Party Transactions

       a) The Company paid and or accrued to a spouse of a director for the following:

          ======================================================================
                                         2003              2002             2001
          ----------------------------------------------------------------------

              Office                $  18,000         $  18,000       $    7,500
              Management Fees       $  30,000         $  20,000        $  35,000

          ----------------------------------------------------------------------

         b) $105,000 (2002 - $ 60,500) included in accounts payable is an amount due to a spouse of a director with respect for management fees and office.

         c) During the 2001 year, the Company was indebted to a company controlled by a former director of the Company. This loan was unsecured and repayable upon demand. This debt in the amount of $215,705 was assigned to a spouse of a director.

         d)  These  transactions  are in the normal course of operations and are
             measured  at  the   exchange   amount,   which  is  the  amount  of
             consideration established and agreed to by the related parties.












--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


7.   Loans Payable from Related Parties


     ---------------------------------------------------------------------------------------
                                                                           2003         2002
     ---------------------------------------------------------------------------------------
     Unsecured non interest bearing loan without terms of repayment
     from a spouse of a director of the Company.                     $   22,231       77,639

     Unsecured non interest bearing loan without terms of repayment
     from a director of the Company.                                    413,317      423,857

     Unsecured non interest bearing loan without terms of repayment
     from a family member of a director of the Company.                 181,754      106,754
     ---------------------------------------------------------------------------------------

                                                                        617,302      608,250

8.       Subsequent Event

     Subsequent to January 31, 2003, the Company restaked the mineral claims disclosed in Note 4.


9.   United States Generally Accepted Accounting Principles

     These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ in certain respects from those principles and practices that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The Company is considered to be an exploration stage company under US GAAP. Comprehensive earnings are the same as net earnings under US GAAP for all periods presented. The following summarizes the significant differences between Canadian GAAP and US GAAP as they relate to the Company:


     (a) Interest in unproven mineral claims :

     Under Canadian GAAP applicable to junior exploration companies, mineral exploration expenditures related to interest in unproven mineral claims may be initially capitalized if such costs have the characteristics of property, plant and equipment and that capitalization is appropriate to its circumstances. Under US GAAP, all interest in unproven mineral claims acquisition costs and exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of economic commercial production.





--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


9.   United States Generally Accepted Accounting Principles (continued)

     (b) Recent Accounting Pronouncements:

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 on February 1, 2003 and as the Company has not granted stock options for the prior three fiscal years, its impact did not have a material effect on the Company's results of operations or financial position.

     In June, 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003 and its impact did not have a material effect on its financial position or results of operations.

     FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.




--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


9.   United States Generally Accepted Accounting Principles (continued)



     The effect of differences in accounting under Canadian GAAP and US GAAP on the statements of loss are as follows:

     ============================================================================
                                                       2003       2002       2001
     ----------------------------------------------------------------------------
     Net loss for the year, under Canadian GAAP $ (262,432) $ (69,158) $ (73,946)
     Difference in accounting for interest in
     unproven mineral claims costs                 200,000   (200,000)       ---
     ----------------------------------------------------------------------------

     Net loss for the year, under US GAAP       $  (62,432) $(269,158) $ (73,946)
     ============================================================================



     Net loss for the year under US GAAP per
     common share:

     Basic and diluted                          $   (0.01)  $  (0.05)  $  (0.01)



     The effect of the differences in accounting under Canadian GAAP and US GAAP on the balance sheets are as follows:

     =========================================================================================================
                                                      January 31, 2003                   January 31, 2002
                                                      ----------------                   ----------------
                                                  Canadian    United States          Canadian    United States
                                                      GAAP             GAAP              GAAP             GAAP
     ----------------------------------------------------------------------------------------------------------
     Current assets                             $  155,644       $  155,644        $  153,881       $  153,881
     Interest in unproven mineral claims               ---              ---           200,000              ---
     Deposits                                        6,900            6,900             6,900            6,900
     ---------------------------------------------------------------------------------------------------------

                                                $  162,544       $  162,544        $  360,781       $  160,781
     ---------------------------------------------------------------------------------------------------------

     Current liabilities                        $  205,883       $  205,883        $  150,740       $  150,740
     Loans payable from related parties            617,302          617,302           608,250          608,250
     Share Capital                               1,119,846        1,119,846         1,119,846        1,119,846
     Deficit                                    (1,780,487)      (1,780,487)       (1,518,055)      (1,718,055)
     ---------------------------------------------------------------------------------------------------------

                                                $  162,544       $  162,544        $  360,781       $  160,781
     =========================================================================================================





--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
January 31, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


9.   United States Generally Accepted Accounting Principles (continued)

     The effect of the differences in accounting under Canadian GAAP and US GAAP on the statements of cash flows are as follows:

     ------------------------------------------------------------------------------------------
                                                        2003              2002             2001
     ------------------------------------------------------------------------------------------

     Cash used in operating activities,
        under Canadian GAAP                        $  (7,506)      $  (174,020)      $  (29,087)
     Difference in accounting for interest
       in unproven mineral claims costs                  ---          (200,000)             ---
     -------------------------------------------------------------------------------------------
     Cash used in operating activities,
        under US GAAP                              $  (7,506)      $  (374,020)      $  (29,087)
     -------------------------------------------------------------------------------------------

     Cash used in investing activities,
        under Canadian GAAP                        $     ---       $  (200,000)      $   (6,900)
     Difference in accounting for interest
        in unproven mineral claims costs                 ---           200,000              ---
     -------------------------------------------------------------------------------------------
     Cash used in investing activities,
        under US GAAP                              $     ---       $       ---       $   (6,900)
     -------------------------------------------------------------------------------------------

     Cash used in financing activities,
        under Canadian GAAP                        $   9,052       $   368,256       $   42,074
     Difference in accounting for interest               ---               ---              ---
     -------------------------------------------------------------------------------------------
     Cash used in financing activities,
        under US GAAP                              $   9,052       $   368,256       $   42,074
     -------------------------------------------------------------------------------------------







--------------------------------------------------------------------------------

                  GEMSTAR RESOURCES LTD.
                  ----------------------
                  Financial Statements
                  For the Three Month period ended April 30, 2003
                  (Prepared in Canadian dollars)

















--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Balance Sheet
April 30, 2003
(Prepared in Canadian dollars)

=================================================================================================
                                                                       April 30,      January 31,
                                                                           2003             2003
=================================================================================================
Assets

Current assets
     Cash                                                          $      1,952    $       1,854
     Prepaid                                                            152,000          152,000
     GST receivable                                                       1,790            1,790
     -------------------------------------------------------------------------------------------
     Total current assets                                               155,742          155,644

Interest in unproven mineral claims (Note 1)                              4,206              ---

Deposits                                                                  6,900            6,900

------------------------------------------------------------------------------------------------

Total assets                                                       $    166,848    $     162,544
================================================================================================

Liabilities and Shareholders' Deficit

Current liabilities
     Accounts payable and accrued liabilities                      $    101,357    $     100,883
     Accounts payable and accrued liabilities to related parties   $    117,000    $     105,000
     -------------------------------------------------------------------------------------------
                                                                        218,357          205,883

Loans Payable from related parties                                      622,998          617,302
------------------------------------------------------------------------------------------------
                                                                        841,355          823,185
Shareholders' deficit
     Share Capital                                                    1,119,846        1,119,846
     Deficit                                                         (1,794,353)      (1,780,487)
     -------------------------------------------------------------------------------------------
     Total shareholders' deficit                                       (674,507)        (660,641)
------------------------------------------------------------------------------------------------
Total liabilities and shareholders' deficit                        $    166,848    $     162,544
================================================================================================








--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Statement of Operations and Deficit
For the Three Month period ended April 30,2003
(Prepared in Canadian dollars)
------------------------------

==================================================================================
                                                      Three Month      Three Month
                                                         April 30,        April 30,
                                                             2003             2002
==================================================================================
REVENUES                                           $          ---    $         ---

EXPENSES

Advertising                                        $          ---    $         137
Bank charges and interest                                     213              101
Consulting                                                  1,035              ---
Management fees                                             7,500            7,500
Office                                                      4,718            4,788
Professional fees                                             400              ---
Transfer Agent                                                ---              147
Travel                                                        ---               45
----------------------------------------------------------------------------------
                                                           13,866           12,718
----------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                   (13,866)         (12,718)

DEFICIT, BEGINNING OF PERIOD                           (1,780,487)      (1,518,055)
----------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                             $   (1,794,353)   $  (1,530,773)
===================================================================================


LOSS PER SHARE:
Basic and diluted                                  $        (0.01)   $        (0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted                                       5,652,000         5,652,000








--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Statement of Cash Flows
For the Three Month period ended April 30, 2003
(Prepared in Canadian dollars)

========================================================================================
                                                           Three Month      Three Month
                                                              April 30,        April 30,
                                                                  2003             2002
----------------------------------------------------------------------------------------
OPERATING ACTIVITIES

Net loss for the period                                  $     (13,866)   $     (12,718)

Net Changes in non-cash working capital items:

     Accounts payable                                           12,474           12,208
     GST receivable                                                ---              (40)
----------------------------------------------------------------------------------------
Cash used in operating activities                               (1,392)            (550)
----------------------------------------------------------------------------------------


INVESTING ACTIVITIES

     Increase in Interest in unproven mineral claims            (4,206)             ---
----------------------------------------------------------------------------------------
     Cash used in investing activities                          (4,206)             ---
---------------------------------------------------------------------------------------


FINANCING ACTIVITIES

     Loans payable from related parties, net                     5,696          135,500
----------------------------------------------------------------------------------------
     Cash provided by financing activities                       5,696          135,500
----------------------------------------------------------------------------------------

INCREASE IN CASH DURING THE PERIOD                                  98          134,950

CASH, BEGINNING OF THE PERIOD                                    1,854              308
----------------------------------------------------------------------------------------

CASH, END OF THE PERIOD                                  $       1,952    $     135,258
========================================================================================

SUPPLEMENTARY CASH FLOW INFORMATION:

Cash paid in the period for:

     Interest expense                                            $ 159             $ 50
     Income taxes                                                $ ---             $ --









--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


Interim Reporting

While the information presented in the accompanying interim three month to April 30, 2003 financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.


Significant Accounting Policies

In the opinion of management the unaudited quarterly financial statements reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position at April 30, 2003, the results of operations and changes in cash flows for the three month period ended April 30, 2003, in accordance with accounting principles generally accepted in Canada. These financial statements should be read in conjunction with the company's financial statements and notes thereto related to the year ended January 31, 2003.



Notes to the Financial Statements


1.   Interest in Unproven Mineral Claims

     ==============================================================================
                                                         April 30,      January 31,
                                                             2003             2003
     ==============================================================================
     Acquisition Costs

     Dotted Lake Property, Ontario                    $     4,206    $    200,000

     Deferred Exploration Costs

     Dotted Lake Property, Ontario                            ---             ---

     Write off of Interest in unproven mineral claims         ---        (200,000)
     ------------------------------------------------------------------------------
                                                      $     4,206    $        ---
     ==============================================================================







--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


10.  United States Generally Accepted Accounting Principles

     These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ in certain respects from those principles and practices that the Company would have followed had its financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The Company is considered to be an exploration stage company under US GAAP. Comprehensive earnings are the same as net earnings under US GAAP for all periods presented. The following summarizes the significant differences between Canadian GAAP and US GAAP as they relate to the Company:


     (a) Interest in Unproven Mineral Claims:

     Under Canadian GAAP applicable to junior exploration companies, mineral exploration expenditures related to interest in unproven mineral claims may be initially capitalized if such costs have the characteristics of property, plant and equipment and that capitalization is appropriate to its circumstances. Under US GAAP, all interest in unproven mineral claims acquisition costs and exploration expenditures are expensed until an independent feasibility study has determined that the property is capable of economic commercial production


     (b) Recent Accounting Pronouncements:

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.







--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------

2.   United States Generally Accepted Accounting Principles (Continued):


     (b) Recent Accounting Pronouncements:

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 on February 1, 2003 and as the Company has not granted stock options for the prior three fiscal years, its impact did not have a material effect on the Company's results of operations or financial position.

     In June, 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003 and its impact did not have a material effect on its financial position or results of operations.

     FASB has also issued SFAS No. 145, 147 and 149 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

     The effect of differences in accounting under Canadian GAAP and US GAAP on the statements of loss are as follows:

     --------------------------------------------------------------------------
                                                    April 30,         April 30,
                                                        2003              2002
     --------------------------------------------------------------------------

     Net loss for the period, under Canadian GAAP $  (13,866)       $  (12,718)
     Difference in accounting for interest in
     unproven mineral claims                          (4,206)              ---
     --------------------------------------------------------------------------

     Net loss for the year, under US GAAP         $  (18,072)       $  (12,718)
     --------------------------------------------------------------------------



     Net loss for the year under US GAAP per common share:

     Basic and diluted                              $  (0.01)         $  (0.01)




--------------------------------------------------------------------------------

GEMSTAR RESOURCES LTD.
Notes to the Financial Statements
April 30, 2003
(Prepared in Canadian dollars)
--------------------------------------------------------------------------------


3.   United States Generally Accepted Accounting Principles (Continued):

     The effect of the differences in accounting under Canadian GAAP and US GAAP on the balance sheets are as follows:

     ---------------------------------------------------------------------------------------------------------
                                                       April 30, 2003                     January 31, 2003
                                                       --------------                    -----------------
                                                  Canadian    United States          Canadian    United States
                                                      GAAP             GAAP              GAAP             GAAP
     ---------------------------------------------------------------------------------------------------------
     Current assets                             $  155,742       $  155,742        $  155,644       $  155,644
     Interest in Unproven Mineral Claims             4,206              ---               ---              ---
     Deposits                                        6,900            6,900             6,900            6,900
     ---------------------------------------------------------------------------------------------------------

                                                $  166,848       $  162,642        $  162,544       $  162,544
     ---------------------------------------------------------------------------------------------------------

     Current liabilities                        $  218,357       $  218,357        $  205,883       $  205,883
     Loans payable                                 622,998          622,998           617,302          617,302
     Share Capital                               1,119,846        1,119,846         1,119,846        1,119,846
     Deficit                                    (1,794,353)      (1,798,559)       (1,780,487)      (1,780,487)
     ---------------------------------------------------------------------------------------------------------
                                                $  166,848       $  162,642        $  162,544       $  162,544
     ---------------------------------------------------------------------------------------------------------


     The effect of the differences in accounting under Canadian GAAP and US GAAP on the statements of cash flows are as follows:

     ----------------------------------------------------------------------------------------------
                                                                        April 30           April 30,
                                                                            2003              2002
     ----------------------------------------------------------------------------------------------
     Cash used in operating activities,
        under Canadian GAAP                                            $  (1,392)       $  (12,718)
     Difference in accounting for interest in unproven mineral claims     (4,206)              ---
     ----------------------------------------------------------------------------------------------
     Cash used in operating activities,
        under US GAAP                                                  $  (5,598)       $      ---
     ----------------------------------------------------------------------------------------------

     Cash used in investing activities,
        under Canadian GAAP                                            $  (4,206)       $      ---
     Difference in accounting for interest in unproven mineral claims      4,206               ---
     ----------------------------------------------------------------------------------------------
     Cash used in investing activities,
        under US GAAP                                                  $     ---        $      ---
     ----------------------------------------------------------------------------------------------

     Cash used in financing activities,
        under Canadian GAAP                                            $   5,696        $  135,500
     Difference in accounting for interest in unproven mineral claims        ---               ---
     ----------------------------------------------------------------------------------------------
     Cash used in financing activities,
        under US GAAP                                                  $   5,696        $  135,500
     ----------------------------------------------------------------------------------------------



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